Consent of Independent Registered Public Accounting Firm

The Board of Trustees of The MainStay Funds and MainStay Funds Trust and the Board of Directors of Eclipse Funds, Inc:

We consent to the use of our reports dated December 21, 2012, with respect to the financial statements of The MainStay Funds comprising MainStay Common Stock Fund, MainStay Convertible Fund, MainStay Unconstrained Bond Fund (formerly MainStay Flexible Bond Opportunities Fund), MainStay Global High Income Fund, MainStay Government Fund, MainStay High Yield Corporate Bond Fund, MainStay Income Builder Fund, MainStay International Equity Fund, MainStay Large Cap Growth Fund, MainStay MAP Fund, MainStay Money Market Fund, and MainStay Tax Free Bond Fund; MainStay Funds Trust comprising MainStay U.S. Equity Opportunities Fund (formerly MainStay 130/30 Core Fund), MainStay International Opportunities Fund (formerly MainStay 130/30 International Fund), MainStay Balanced Fund, MainStay Conservative Allocation Fund, MainStay Epoch Global Choice Fund, MainStay Epoch Global Equity Yield Fund, MainStay Epoch International Small Cap Fund, MainStay Epoch U.S. All Cap Fund, MainStay Epoch U.S. Equity Yield Fund, MainStay Floating Rate Fund, MainStay Growth Allocation Fund, MainStay Growth Equity Fund, MainStay High Yield Municipal Bond Fund, MainStay ICAP Equity Fund, MainStay ICAP Global Fund, MainStay ICAP International Fund, MainStay ICAP Select Equity Fund, MainStay Indexed Bond Fund, MainStay Intermediate Term Bond Fund, MainStay Moderate Allocation Fund, MainStay Moderate Growth Allocation Fund, MainStay New York Tax Free Opportunities Fund, MainStay S&P 500 Index Fund, MainStay Short Term Bond Fund, MainStay Retirement 2010 Fund, MainStay Retirement 2020 Fund, MainStay Retirement 2030 Fund, MainStay Retirement 2040 Fund, MainStay Retirement 2050 Fund, and MainStay U.S. Small Cap Fund; and Eclipse Funds Inc. comprising MainStay High Yield Opportunities Fund (collectively the “Funds”), as of and for the year ended October 31, 2012, incorporated herein by reference, and to the references to our firm in the introduction to and under the headings “Disclosure of Portfolio Holdings” and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in this Registration Statement for the MainStay Emerging Markets Opportunities Fund.

/s/ KPMG LLP

Philadelphia, Pennsylvania

October 18, 2013